UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 27, 2023

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 par value	NVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2023, Novo Integrated Sciences, Inc. (the “Company”) entered into a Master (Asset Transfer) Agreement (the “Master Agreement”) by and between the Company and Blacksheep Trust (“Blacksheep”). Pursuant to the terms of the Master Agreement, Blacksheep agreed to transfer, on such dates as agreed to by the Company and Blacksheep, to the Company certain collateral equal to $1 billion and controlled by Blacksheep (the “Collateral”). The Collateral will be used by the Company for monetization. The consideration for the Collateral is equal to 15% of the monetization, advanced within five business days of clear access to the monetization or monetization facility.

The parties to the Master Agreement intend that the transfer of Collateral will be duly validated and authenticated by third-party audit procedures, said audit will allow for the transfer and monetization of the transferred Collateral, free and clear of any liens, claims or encumbrances, from Blacksheep to the Company and that the Collateral will not be a part of Blacksheep’s property for any purposes under state or federal law.

Pursuant to the terms of the Master Agreement, Blacksheep will be entitled to an annual distribution of 10% of net profits as identified by an independent auditor based on the Company’s business activity resulting from the direct investment of any funds derived from the monetization of transferred Collateral.

The Company has the right to the Collateral for no more than 15 years from the date of monetization, with the Company’s exclusive right to repatriate the Collateral to Blacksheep sooner without penalty. Blacksheep will be permitted one seat on the Company’s Board of Directors (the “Board”), which position will remain available for the term of the Collateral transfer or until the Collateral is repatriated to Blacksheep.

Any draw against the monetization of the Collateral will require unanimous Board consent.

The Master Agreement contains customary representations, warranties, and covenants of the Company and Blacksheep.

The foregoing description of the Master Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 28, 2023, the Company issued a press release announcing execution of the Master Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master (Asset Transfer) Agreement, dated as of September 27, 2023, by and between the registrant and Blacksheep Trust.
99.1	Press release of the registrant issued on September 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: September 28, 2023	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer